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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors of CH2M HILL Companies, Ltd.:

        We consent to the use of our report dated January 30, 2004, with respect to the consolidated balance sheets of Kaiser-Hill Company, LLC, as of December 31, 2003 and 2002, and the related consolidated statements of income, members' equity, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Denver, Colorado
April 16, 2004

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INDEPENDENT AUDITORS' CONSENT